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                                                                    EXHIBIT 99.4

                                ESCROW AGREEMENT

     This Escrow Agreement is made as of this ___ day of _________, 2000, by and among [_________________] ("ESCROW AGENT"), Covad Communications Group, Inc., a Delaware corporation ("ACQUIRER"), and James Lynch, as agent ("SHAREHOLDERS' AGENT") of the former stockholders of Laser Link.Net, Inc., a Pennsylvania corporation (the "COMPANY"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

                                   WITNESSETH

     WHEREAS, Acquirer and the company have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 8, 2000, providing for the merger of Lightsaber Acquisition Co., a Delaware corporation and a direct and wholly owned subsidiary of Acquirer ("MERGER SUB"), with and into the Company (the "MERGER"); and

     WHEREAS, pursuant to Article VIII of the Merger Agreement, a copy of which is attached hereto as Annex A ("ARTICLE VIII"), an escrow fund (the "ESCROW FUND") will be established to compensate Acquirer for certain Damages (as defined in Article VIII) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company in the Merger Agreement, the Company Disclosure Schedules or any exhibit or schedule to the Merger Agreement; and

     WHEREAS, the Shareholders' Agent has been constituted as agent for and on behalf of the former stockholders of the Company (individually a "Shareholder" and collectively the "Shareholders") to undertake certain obligations specified in article VIII; and

     WHEREAS, Article VIII provides for an escrow Fund of 429,270 shares (which number shall be adjusted in the manner as provided for in Section 1.6(c) of the Merger Agreement and taking into account shares subject to outstanding, unexercised Company Options), or 10% of the Acquirer Shares issued at the effective Time, such escrow to be held by the Escrow Agent; and

     WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in Article VIII relating to the operation of the Escrow Fund.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:


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     1.   ESCROW AND ESCROW SHARES. Pursuant to Article VIII, Acquirer shall deposit in escrow with the Escrow Agent, as escrow agent, within five (5) business days of the Effective Time (as defined in the Merger Agreement) of the Merger, a stock certificate or certificates representing 429,270 shares (which number shall be adjusted in the manner as provided for in Section 1.6(c) of the Merger Agreement and taking into account shares subject to outstanding, unexercised Company Options) (the "ESCROW SHARES") which shall be registered in the name of the Escrow Agent as nominee for the beneficial owners of such shares. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of Article VIII and this Agreement. The number of escrow Shares beneficially owned by each Shareholder, the percentage interest of each Shareholder in the Escrow Fund, the address of each Shareholder and the taxpayer identification of each stockholder are set forth in ANNEX B attached hereto, as amended from time to time.

     2. RIGHTS AND OBLIGATIONS OF THE PARTIES. The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article VIII (collectively, the "DUTIES"), in accordance with the terms and conditions of this Agreement and Article VIII. Acquirer, the Company and the Shareholders' Agent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in Article VIII, in accordance with the terms hereof and thereof. In the event that the terms of this Agreement conflict in any way with the provision of
Article VIII, Article VIII shall control.

     3. ESCROW PERIOD. The Escrow Period shall terminate at the one year anniversary of the Effective Time; provided, however, that a portion of the Escrow Shares, which (as set forth in a Certificate of Acquirer) is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

     4. DUTIES OF ESCROW AGENT. In addition to the Duties set forth in Article VIII, the Duties of the Escrow Agent shall include the following:

          (a) The Escrow Agent shall hold and safeguard the Escrow Shares during the Escrow Period, shall treat such Escrow Fund as a trust fund in accordance with the terms of this Agreement and Article VIII and not as the property of Acquirer, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof.

          (b) The Escrow Shares shall be voted by the escrow Agent in accordance with the instructions received by the Escrow Agent from the beneficial owners of such shares. In the absence of such instructions, the Escrow Agent shall be under no obligation to vote such shares. The Escrow Agent need not forward proxy information, annual or other reports or other information received from Acquirer with respect to the Escrow Shares.

          (c) Promptly following termination of the escrow Period as set forth in Section 3 hereof, the Escrow Agent (i) shall deposit with the Acquirer's stock transfer agent


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(which is currently Boston EquiServe L.P.) the number of Escrow Shares and other property in the Escrow Fund in excess of the amount of such Escrow Shares or other property (as set forth in a certificate of the Acquirer) as being sufficient to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period and (ii) shall cause such transfer agent to transfer such Escrow Shares and other property to the Shareholders. As soon as all those claims referenced in clause (i) above have been resolved, the Escrow Agent shall cause such transfer agent to deliver to such Shareholders all of the Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims and expenses. Each Shareholder shall receive that number of Escrow Shares equivalent to such Shareholder's percentage interest in the Escrow Fund as set forth in ANNEX B hereto, as amended from time to time.

          (d) Pursuant to Section 8.5(b) of the Merger Agreement, for the purpose of compensating Acquirer for its Damages pursuant to this Agreement, the Acquirer Common Stock in the Escrow Fund shall be valued based on the average closing price for Acquirer Common Stock for the twenty day trading period immediately prior to the date that an indemnification claim is made (the "ACQUIRER STOCK PRICE"). Acquirer shall set forth the Acquirer Stock Price in a Certificate delivered to the Escrow Agent. If the value to be distributed to Acquirer (or to any Shareholder upon a termination of the escrow) is not evenly divisible by the Acquirer Stock Price, the Escrow Agent shall round down the number of shares to be distributed to the next highest number of shares and shall cause the transfer agent of the Escrow Shares to distribute that number. In lieu of the functional interest not distributed, Acquirer shall furnish the Escrow Agent, and the Escrow Agent (or such stock transfer agent) in turn will distribute to Acquirer, cash equal to such fractional interest times the Acquirer Stock Price. Acquirer shall be deemed to have purchased such fractional interests with respect to which it has furnished funds to the Escrow Agent. Accordingly, the Escrow Agent, upon receipt of such funds, shall deliver the corresponding number of shares to Acquirer. In all events, Acquirer shall so purchase only a whole number of shares. Any cash so received from Acquirer and not so immediately distributed by the Escrow Agent shall be retained by the Escrow Agent as part of the Escrow Fund, but need not be invested.

          (e) Notwithstanding the foregoing provisions of this Section 4 or the provisions of Section 8.5 of the Merger Agreement, the number of Escrow Shares to be delivered to Acquirer for claims pursuant to section 8.5 of the Merger Agreement (the "CLAIMED SHARES") shall be, for each date that an indemnification claim is made, the product of (i) the aggregate number of Claimed Shares multiplied by (ii) the quotient obtained by dividing (A) the number of Escrow Shares deposited in the Escrow Fund pursuant to Section 1 of this Agreement and
Section 8.11 of the Merger Agreement by (B) 429,270 shares (which number shall be adjusted in the manner as provided for in Section 1.6(c) of the Merger Agreement).

     5. DISTRIBUTION. Any cash dividends, dividends payable in securities or other distributions of any kind (but excluding any shares of Acquirer capital stock received upon a stock split or stock dividend) shall be promptly distributed by the Escrow Agent to the beneficial


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holder of the Escrow Shares to which such distribution relates, by check mailed via first class mail, to the Shareholders at their addresses, and in the percentage interests, set forth in ANNEX B. Any shares of Acquirer Common Stock received by the Escrow Agent upon a stock split made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. Any provision hereof or of Article VIII shall be adjusted to appropriately reflect any stock split or reverse stock split.

     6. EXCULPATORY PROVISIONS

          (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in Article VIII and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper parties, The Escrow Agent shall not be liable for forgeries or false impersonations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for gross negligence or willful misconduct. The Escrow Agent shall, in no case or event be liable for any representations or warranties of the Company or Acquirer or for punitive, incidental or consequential damages. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrators' ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have entered without jurisdiction.

          (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for thereunder,

          (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Agreement or any documents deposited with the Escrow Agent.

     7. ALTERATION OF DUTIES. The Duties may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     8. REGISTRATION AND REMOVAL OF THE ESCROW AGENT. The Escrow Agent may resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of Acquirer and the Shareholders' Agent, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Acquirer and the Shareholders' Agent may jointly remove the Escrow Agent as escrow agent at any time with or


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without cause, by an instrument executed by Acquirer and the Shareholders'
Agent (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or of the State of California or New York or the Commonwealth of Pennsylvania having (or if such bank or trust company is a member of a bank company, its bank holding company has) a combined capital and surplus of not less than $50,000,000, shall be appointed by the Shareholders' Agent with the approval of Acquirer, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Acquirer and the Shareholders' Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the Escrow Fund.

     9. FURTHER INSTRUMENTS. If the Escrow Agent reasonably requires other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

     10. DUTIES. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article VIII.

     11. ESCROW FEES AND EXPENSES. Acquirer shall pay the Escrow Agent such fees, as are established by the Fee Schedule attached hereto as ANNEX C.

     12. SHAREHOLDER'S AGENT EXPENSES. Upon the termination of the Escrow Period in accordance with Section 3 hereof and in the event the Shareholder's Agent incurs any expenses (including fees) in connection with his duties pursuant to this Agreement and the Merger Agreement, to the extent any proceeds remain in the Escrow Fund upon distributions, if any, to Acquirer required hereunder, upon delivery of a certificate to the Escrow Agent by the Shareholder's Agent detailing such expenses, the Escrow Agent shall distribute that number of Escrow Shares as being sufficient to satisfy such expenses.

     13. INDEMNIFICATION. In consideration of the Escrow Agent's acceptance of this appointment, the Escrow Agent shall be indemnified and held harmless out of the Escrow Account, and, to the extent not covered by the Escrow Account, by the Acquirer, as to any liability incurred by the Escrow Agent to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and of Article VIII, and to reimburse it for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity shall be paid in case of the Escrow Agent's negligence, willful misconduct or breach of this Agreement.

     14. GENERAL.


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          (a) Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by certified or registered mail, postage prepaid as follows:

     To Acquirer:

          Covad Communications Group, Inc.
          2330 Central Expressway
          Santa Clara, CA 95050
          Attention: General Counsel
          Facsimile No.: (408) 844-7680

     With a copy to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, NY 10017
          Attention: John W. Carr, Esq.
          Facsimile No.: (212) 455-2502

     To Shareholders' Agent:

          James Lynch

          --------------------------------

          --------------------------------

     With a copy to:

          --------------------------------

          --------------------------------

          --------------------------------

     To the Escrow Agent:

          --------------------------------

          --------------------------------

          --------------------------------

or to such other address as any party may have furnished in writing to the other parties in the manner provided above. Any notice addressed to the Escrow Agent shall be effective only upon receipt.

          (b) The Officer's Certificate as defined in Article VIII may be signed by the President, Vice President or Chief Financial Officer of Acquirer.


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               (c) The captions in this Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

               (d) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

               (e) No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

               (f) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York, except where required to be governed by Delaware Law or Pennsylvania Law. The parties to this Escrow Agreement hereby agree to submit to personal jurisdiction in the State of New York.

          15. INVESTMENT OF ESCROW CASH. The Escrow Agent shall invest cash dividends or other cash it may receive with respect to the Escrow Shares in the SsgA U.S. Treasury Money Market Fund or, with the prior written consent of the Shareholders' Agent, in another money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States government. All interest or any other income earned with respect to such investment shall be retained by the Escrow Agent as part of Escrow Fund until distributed in accordance with other provisions of this Agreement. For tax reporting purposes, all such income shall be allocated to the Shareholders in accordance with their pro rata percentage interests set forth in ANNEX B.

          16. TAX REPORTING MATTERS. The Acquirer and the Shareholders' Agent on behalf of the Shareholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days, after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement. The Escrow Agent need not make any distribution of all or any portion of the Escrow Fund to any person until such person has furnished to the Escrow Agent such Tax Reporting Documentation as the Escrow Agent may reasonably require.

                            [Signature pages follow]

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          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                        COVAD COMMUNICATIONS GROUP, INC.



                                        By:
                                             ---------------------------------
                                        Name:
                                        Title: Executive Vice President


                                        [ESCROW AGENT]



                                        By:
                                             ---------------------------------
                                        Name:
                                        Title:


                                        --------------------------------------
                                        JAMES LYNCH



                                        --------------------------------------
                                        [STOCKHOLDER]



                                        --------------------------------------
                                        [STOCKHOLDER]



                                        --------------------------------------
                                        [STOCKHOLDER]


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                                    ANNEX A
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                            ANNEX B -- SHAREHOLDERS

SHAREHOLDER                                            INTEREST IN ESCROW FUND
-----------                                            -----------------------

[Name of Shareholder]                                           [___]%
[Address]
[Taxpayer identification number]
Beneficial ownership: [__] shares of
  Acquirer Common Stock


[Name of Shareholder]                                           [___]%
[Address]
[Taxpayer identification number]
Beneficial ownership: [__] shares of
  Acquirer Common Stock


[Name of Shareholder]                                           [___]%
[Address]
[Taxpayer identification number]
Beneficial ownership: [__] shares of
  Acquirer Common Stock


[Name of Shareholder]                                           [___]%
[Address]
[Taxpayer identification number]
Beneficial ownership: [__] shares of
  Acquirer Common Stock
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                            ANNEX C -- FEE SCHEDULE